Exhibit 99.1

FOR IMMEDIATE RELEASE

The Oncology Institute Reports First Quarter 2026 Financial Results

CERRITOS, Calif., May 7, 2026 -- The Oncology Institute, Inc. (NASDAQ: TOI) (“TOI” or the “Company”), one of the largest value-based community oncology groups in the United States, today reported financial results for its three months ended March 31, 2026.

Recent Operational Highlights

•	Specialty Pharmacy had record Part D fills driving Specialty Pharmacy revenue up 78% in the quarter as compared to prior year same quarter, reflecting the volume growth across our membership and continued attachment rate improvements.

•	Contract expansion bringing our total Medicare Advantage lives to 200,000 across 25 counties in Florida effective July 1, 2026.

•	Preparing to launch our proprietary provider portal which is designed to strengthen provider engagement and drive continued adherence to our clinical pathways - particularly for our network physicians.

•	In connection with our clinical model, we saved approximately $2 million in Medicare spending as part of the CMS Enhancing Oncology Model performance program in period 3 - increasing the savings generated from the previous period while maintaining high-quality care.

First Quarter 2026 Financial Highlights

All comparisons are to the quarter ended March 31, 2025 unless otherwise noted

•	Consolidated revenue of $147.4 million increased 41.2% from $104.4 million

•	Gross profit of $23.3 million, increased 35.2%

•	Net loss of $2.5 million compared to net loss of $19.6 million

•	Basic and diluted (loss) earnings per share of $(0.02) compared to $(0.21)

•	Adjusted EBITDA of $(2.4) million compared to $(5.1) million

•	Cash and cash equivalents of $30.3 million as of March 31, 2026

Management Commentary

Daniel Virnich, CEO of TOI, commented, "The first quarter of 2026 was a strong start to the year for TOI, delivering 41% year over year revenue growth, driven in part by strong capitated revenue growth and a record performance in our pharmacy business. We made meaningful progress on several fronts, including in Florida, where we reached profitability, marking an important milestone that reflects the maturation of our capitated relationships in the state, which is a proof point of our model. Our provider portal, which is designed to underscore our commitment to high quality patient care, strengthen provider engagement, and drive continued adherence to our clinical pathways and quality metrics, is preparing for launch this summer. Looking ahead, we are focused on building on the momentum we have coming out of this quarter, are reaffirming our guidance for 2026 revenue and adjusted EBITDA, and feel confident in our ability to execute sustainable profitability over the long term."

Outlook for Fiscal Year 2026

TOI uses Adjusted EBITDA and Free Cash flow, each a non-GAAP metric, as an additional tool to assess its operational and financial performance. See "Financial Information: Non-GAAP Financial Measures" below. In reliance on the unreasonable efforts exception provided under Regulation S-K, TOI is not reasonably able to provide a quantitative reconciliation for forward-looking information of Adjusted EBITDA and Free Cash flow to net (loss) income and net cash provided by operations, respectively, the most directly comparable GAAP financial measures, without unreasonable efforts due to uncertainties regarding capitated lives, direct costs, taxes, capital expenditures, share-based compensation, change in fair value of liabilities, unrealized (gains) losses on investments, consulting and legal fees, transaction costs and other non-cash items. The variability of these items could have an unpredictable, and potentially significant, impact on TOI’s future GAAP financial results.

	2026 Guidance - Previous	2026 Guidance - Updated
Revenue	$630 to $650 million	Unchanged
Gross Profit	$97 to $107 million	Unchanged
Adjusted EBITDA	$0 to $9 million	Unchanged
Free Cash Flow	$(15) to $5 million	$5 to $15 million

The Company expects approximately $150 million in capitated revenue in 2026. For the second quarter of 2026, we anticipate Adjusted EBITDA of $(1) million to $1 million, reflecting seasonal improvement as deductibles are satisfied and continued ramp of our Florida delegated lives TOI's achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in its filings with the U.S. Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating or economic environment, nor does it take into account the impact of TOI's acquisitions, dispositions or financings. TOI's outlook assumes a largely stable global market, which would likely be negatively impacted if recent tariff rate increases and exchange rate changes persist and adversely affect world trade.

Webcast and Conference Call

TOI will host a conference call on Thursday, May 7, 2026 at 5:30 p.m. (Eastern Time) to discuss first quarter results and management’s outlook for future financial and operational performance.

The conference call can be accessed live over the phone by dialing 1-800-225-9448, or for international callers, 1-203-518-9708. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 11161701. The replay will be available until Thursday, May 21, 2026.

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About The Oncology Institute, Inc.

Founded in 2007, The Oncology Institute, Inc. (NASDAQ: TOI) is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 2.0 million patients including clinical trials, transfusions, and other care delivery models traditionally associated with the most advanced care delivery organizations. With over 400 employed and network clinicians and over 100 clinics and network locations of care across five states and growing, TOI is changing oncology for the better. For more information visit www.theoncologyinstitute.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, including the accuracy of the assumptions underlying the 2026 full fiscal year outlook and the Q2 2026 outlook with respect to Adjusted EBITDA discussed herein, the outcome of judicial and administrative proceedings to which TOI may become a party or investigations to which TOI may become or is subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in TOI’s patient or payors' preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet stock exchange listing standards; the impact of a cybersecurity incident affecting a software provider on TOI’s business; those factors discussed in the documents of TOI filed, or to be filed, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 12, 2026 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that TOI currently is evaluating or does not presently know or that TOI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TOI’s plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Free Cash Flow, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). TOI’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release in conjunction with TOI’s financial statements and the related notes thereto.

TOI believes that the use of Free Cash Flow provides an additional tool to assess the Company's financial performance, evaluate its ability to generate cash from operations, and plan for future investments and obligations. Free Cash Flow is useful in understanding the cash available for strategic initiatives. It also helps in comparing TOI's financial performance with other similar companies, many of which use similar non-GAAP financial measures to provide insights into their cash generation capabilities. However, the principal limitation of Free Cash Flow is that it does not account for certain cash outflows or inflows that are required by GAAP to be recorded in TOI's financial statements. TOI defines Free Cash Flow as net cash flow provided by (used in) operations plus cash paid for interest, less capital expenditures.

TOI believes that the use of Adjusted EBITDA provides an additional tool to assess our operations and results of our performance, to plan and forecast future periods, and factors and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in TOI's financial statements.

TOI defines Adjusted EBITDA as net (loss) income plus depreciation, amortization, interest, taxes, non-cash items, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized gains or losses on investments and other adjustments to add-back the following: consulting and legal fees related to acquisitions, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity financings, severance expense and temporary labor and recruiting charges to build out our corporate infrastructure.

A reconciliation of net cash flow used in operations to Free Cash Flow and net loss to Adjusted EBITDA, the most comparable GAAP metrics, is set forth below:

Free Cash Flow Reconciliation

	Three Months Ended March 31,		Change
(dollars in thousands)	2026	2025	$	%
Net cash and cash equivalents used in operating activities	$(2,215)	$(4,988)	$2,773	55.6%
Cash paid for interest	888	1,290	(402)	31.2%
Purchases of property and equipment	(1,042)	(328)	(714)	(217.7)%
Free Cash Flow	$(2,369)	$(4,026)	$1,657	41.2%

Adjusted EBITDA Reconciliation

	Three Months Ended March 31,		Change
(dollars in thousands)	2026	2025	$	%
Net loss	$(2,492)	$(19,585)	$17,093	(87.3)%
Depreciation and amortization	1,616	1,784	(168)	(9.4)%
Interest expense, net	1,934	5,570	(3,636)	(65.3)%
Income tax and other taxes	43	—	43	—%
Non-cash addbacks	(248)	(163)	(85)	52.1%
Share-based compensation	1,686	1,458	228	15.6%
Changes in fair value of liabilities	(5,164)	3,352	(8,516)	(254.1)%
Unrealized loss on investments	—	6	(6)	(100.0)%
Post-combination compensation expense	—	13	(13)	(100.0)%
Consulting fees	273	332	(59)	(17.8)%
Infrastructure and workforce costs	(86)	2,124	(2,210)	(104.0)%
Adjusted EBITDA	$(2,438)	$(5,109)	$2,671	(52.3)%

Key Business Metrics

	Three Months Ended March 31,
(dollars in thousands)	2026	2025
Affiliated and Network Clinics (1)	155	81
Markets	17	18
Lives under value-based contracts (millions)	2.0	2.0
Net loss	$(2,492)	$(19,585)
Adjusted EBITDA (in thousands)	$(2,438)	$(5,109)

(1)	Clinics operated under the TOI PCs, whereby we receive a percentage of revenue under our management services agreements, or MSAs, and are consolidated. Additionally, includes independent oncology practices to which we provide limited management services and have network provider agreements, but do not bear the operating costs.

Consolidated Balance Sheets (Unaudited)

(in thousands except share data)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$30,280	$33,565
Accounts receivable, net	58,134	58,998
Other receivables	1,316	322
Inventories	24,290	16,875
Prepaid expenses and other current assets	2,843	2,987
Total current assets	116,863	112,747
Property and equipment, net	10,697	10,684
Operating right of use assets	22,520	22,374
Intangible assets, net	10,300	11,015
Goodwill	7,230	7,230
Other assets	620	606
Total assets	$168,230	$164,656
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$47,650	$43,167
Current portion of operating lease liabilities	7,404	7,156
Accrued expenses and other current liabilities	24,297	20,639
Total current liabilities	79,351	70,962
Operating lease liabilities	18,843	19,131
Derivative warrant liabilities	96	264
Conversion option derivative liabilities	7,595	12,591
Long-term debt, net of unamortized debt issuance costs	78,611	77,400
Other non-current liabilities	19	28
Total liabilities	184,515	180,376
Stockholders’ deficit:
Common Stock, 0.0001 par value, authorized 500,000,000 shares; 101,707,558 and 99,973,784 shares issued and outstanding at March 31, 2026 and 100,596,918 shares issued and 98,863,144 shares outstanding at December 31, 2025	10	10
Series A Convertible Preferred Stock, 0.0001 par value, authorized 10,000,000 shares; 193,507 shares issued and outstanding at March 31, 2026 and 193,507 shares issued and outstanding at December 31, 2025	—	—
Additional paid-in capital	258,635	256,708
Treasury Stock at cost, 1,733,774 shares at March 31, 2026 and December 31, 2025	(1,019)	(1,019)
Accumulated deficit	(273,911)	(271,419)
Total stockholders’ equity (deficit)	(16,285)	(15,720)
Total liabilities and stockholders’ equity (deficit)	$168,230	$164,656

Consolidated Statements of Operations (Unaudited)

(in thousands except share data)

	Three Months Ended March 31,
	2026	2025
Revenue
Patient services	$59,087	$53,068
Specialty Pharmacy	87,541	49,293
Clinical trials & other	813	2,045
Total operating revenue	147,441	104,406
Operating expenses
Direct costs – patient services	53,383	47,080
Direct costs – specialty pharmacy	70,743	39,863
Direct costs – clinical trials & other	—	214
Selling, general and administrative expense	28,212	25,376
Depreciation and amortization	1,616	1,784
Total operating expenses	153,954	114,317
Loss from operations	(6,513)	(9,911)
Other non-operating expense (income)
Interest expense, net	1,934	5,570
Change in fair value of derivative warrant liabilities	(168)	43
Change in fair value of conversion option derivative liabilities	(4,996)	3,309
Other, net	(791)	752
Total other non-operating expense (income)	(4,021)	9,674
Loss before provision for income taxes	(2,492)	(19,585)
Income taxes	—	—
Net loss	$(2,492)	$(19,585)
Net loss attributable to common stockholders, basic and diluted	$(2,094)	$(16,075)
Net loss per share attributable to common stockholders:
Basic	$(0.02)	$(0.21)
Diluted	$(0.02)	$(0.21)
Weighted-average number of shares outstanding:
Basic	101,801,609	77,098,825
Diluted	101,801,609	77,098,825

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(2,492)	$(19,585)
Adjustments to reconcile net loss to cash and cash equivalents used in operating activities:
Depreciation and amortization	1,616	1,784
Amortization of debt issuance costs and debt discount	1,211	4,874
Share-based compensation	1,686	1,458
Change in fair value of liability classified warrants	(168)	43
Change in fair value of liability classified conversion option derivatives	(4,996)	3,309
Changes in operating assets and liabilities:
Accounts receivable	864	(985)
Other receivables	(994)	—
Inventories	(7,415)	(2,269)
Prepaid expenses	144	(1,078)
Other assets	(14)	(2)
Accounts payable	4,611	5,057
Change in operating leases	(186)	(162)
Accrued expenses and other current liabilities	3,918	2,567
Other non-current liabilities	—	1
Net cash and cash equivalents used in operating activities	(2,215)	(4,988)
Cash flows from investing activities:
Purchases of property and equipment	(1,042)	(328)
Proceeds from asset disposition	—	126
Net cash and cash equivalents used in investing activities	(1,042)	(202)
Cash flows from financing activities:
Proceeds from private placement, net of offering costs	—	15,359
Proceeds from employee stock purchase plan	220	—
Payments made for financing of insurance payments	(260)	(226)
Principal payments on long-term debt	—	(20,000)
Principal payments on financing leases	(9)	(10)
Common stock issued for options exercised	21	137
Net cash and cash equivalents provided by (used in) financing activities	(28)	(4,740)
Net decrease in cash and cash equivalents	(3,285)	(9,930)
Cash and cash equivalents at beginning of period	33,565	49,669
Cash and cash equivalents at end of period	$30,280	$39,739
Contacts

Media

The Oncology Institute, Inc.

Daniel Virnich, MD

danielvirnich@theoncologyinstitute.com

(562) 735-3226 x 81125

Investors

ICR Strategic Communications

investors@icrinc.com